UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Office of Federal Housing Enterprise Oversight ("OFHEO") on September 20, 2004 delivered to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) a report of its findings to date of the agency’s special examination of Fannie Mae’s accounting policies and practices. The OFHEO report raised questions about Fannie Mae’s application of Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases ("FAS 91") and Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). Fannie Mae requested the SEC’s Office of the Chief Accountant ("OCA") to review Fannie Mae’s accounting practices with respect to FAS 91 and FAS 133.

On December 15, 2004, OCA delivered to Fannie Mae its views on Fannie Mae’s accounting under FAS 91 and FAS 133. In a statement issued on December 15, 2004, the OCA wrote, "Our review indicates that during the period under our review, from 2001 to mid-2004, Fannie Mae’s accounting practices did not comply in material respects with the accounting requirements" of FAS 91 and FAS 133. The OCA advised Fannie Mae that it should restate its financial statements filed with the SEC to eliminate the use of hedge accounting, evaluate the accounting under FAS 91 and restate its financial statements filed with the SEC if the amounts required for correction are material, and reevaluate the information prepared under generally accepted accounting principles ("GAAP") and non-GAAP information that Fannie Mae previously provided to investors, particularly in view of the decision that hedge accounting is not appropriate. OCA’s statement and a statement by Fannie Mae in response thereto were filed with the SEC in a Form 8-K on December 16, 2004, which is incorporated by reference herein.

As a result of the OCA’s findings, Fannie Mae will restate its financial results for the periods identified above to comply fully with the SEC’s determination. In a Form 12b-25 filed with the SEC on November 15, 2004, Fannie Mae estimated that a loss of hedge accounting under FAS 133 for all derivatives could result in its recording into earnings a net cumulative loss on derivative transactions of approximately $9.0 billion as of September 30, 2004. The company also stated that there would be a corresponding decrease to retained earnings and, accordingly, regulatory capital. Fannie Mae is working to determine the effect of the restatement, including the effect on each prior reporting period. The company expects that the impact will be material to Fannie Mae’s reported GAAP and core business results for many, if not all, periods and will vary substantially from period to period based on the amount and types of derivatives held and fluctuations in interest rates and volatility. Fannie Mae’s restated financial statements also will reflect corrections as a result of its misapplication of FAS 91 for each prior reporting period described above. Fannie Mae also will consider the impact, if any, of the OCA’s decision on FAS 91 for periods prior to those described above.

Accordingly, on December 17, 2004, the Audit Committee of the Board of Directors of Fannie Mae concluded that Fannie Mae’s previously filed interim and audited financial statements and the independent auditors’ reports thereon for the periods from January 2001 through the second quarter of 2004 should no longer be relied upon because such financial statements were prepared applying accounting practices that did not comply with generally accepted accounting principles, or GAAP. Fannie Mae has not yet filed its quarterly report on Form 10-Q for the quarter ended September 30, 2004. The financial information regarding Fannie Mae’s anticipated results of operations for the quarter ended September 30, 2004 that was contained in Fannie Mae’s Form 12b-25 filed on November 15, 2004 and in Fannie Mae’s Form 8-K filed on November 16, 2004 was prepared applying the same policies and practices, and should also not be relied upon.

The Audit Committee has discussed the matters disclosed in this Form 8-K with KPMG LLP, Fannie Mae’s independent auditor through December 21, 2004.

The information provided in this report includes forward-looking statements, including statements regarding the restatement of Fannie Mae’s financial statements for prior periods and the impact thereof. Statements that are not historical facts, including statements about Fannie Mae’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to, the timing and nature of the final resolution of the accounting issues discussed in this notice and those raised in the OFHEO report discussed in this notice, and the outcome of the investigation being conducted by independent counsel on behalf of the company’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 22, 2004	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel